Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES ACQUISITION OF

INSULATION INSTALLER WITH TWO LOCATIONS IN SOUTHERN CALIFORNIA

– Acquisition Adds Approximately $7.6 Million of Annualized Revenue –

Columbus, Ohio, November 9, 2015. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisition of the Sierra Insulation Contractors, Inc. (“Sierra”) and Eco-Tect Insulation, Inc. (“Eco-Tect”).

Both Sierra and Eco-Tect are installers of fiberglass and cellulose insulation. Sierra is an 18 year old installer based in Ontario, California serving almost exclusively the commercial market in Southern California. Eco-Tect is a six year old installer based in Apple Valley, California that serves new residential, commercial and retrofit customers.

“We are pleased to announce our seventh acquisition of the year with trailing twelve month sales at September 30, 2015 of approximately $7.6 million,” stated Jeff Edwards, Chairman and Chief Executive Officer. “These established branch locations extend our presence in Southern California, while diversifying our installation services to commercial customers. This acquisition brings our total acquired revenue in 2015 to approximately $93 million.”

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and is also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions, our ability to improve profitability and expectations for demand for our services for the remainder of 2015. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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